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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   SEPTEMBER 24, 1996

                           SOMATIX THERAPY CORPORATION
               (Exact name of registrant as specified in charter)

         DELAWARE                          0-14758               94-2762045
(State or Other Jurisdiction             (Commission           (IRS Employer
   of Incorporation)                     File Number)        Identification No.)

 950 MARINA VILLAGE PARKWAY, SUITE 100, ALAMEDA, CALIFORNIA             94501
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code:   (510) 748-3000


- --------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report.)

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Item 5.    Other Events

           On September 24, 1996, Somatix Therapy Corporation (the "Company") announced an agreement to sell shares of preferred stock convertible at a premium to market over the prevailing average price of the common stock. The sale will provide an immediate cash infusion of $5.0 million. Subject to certain limitations, the Company will also have the right to sell up to $10 million in additional shares of preferred stock on similar terms over the next three years. In connection with the preferred stock financing, the Company issued to the investor a warrant to purchase up to 650,000 shares of common stock at a fixed exercise price representing a premium above the closing price of the Company's common stock on September 24, 1996.

           Subject to certain adjustments and limitations, the preferred stock is convertible into common stock at a premium to the average market price at the time of conversion not later than September 24, 2002.

           "This financing provides Somatix with the ability to take down up to an additional $10 million at the time of our choosing over the next three years," said David W. Carter, Somatix Chairman and Chief Executive Officer. "I am particularly encouraged with the enthusiasm of our new investors for our multiple gene transfer capabilities we have built at Somatix."

           The securities associated with this transaction have not been registered under the Securities Act of 1933, as amended (the "Act"), and were offered pursuant to the exemption provided by Regulation S thereunder and may not be offered or sold in the United States or to or for the account or benefit of a U.S. Person except pursuant to registration under the Act or an available exemption therefrom.

           Coincident with the financing, Somatix has implemented a cost reduction program, delaying a Phase II clinical trial of its Autologous GVAX(TM) Cancer Vaccine and significantly reducing the clinical development staff involved in this program. While the Company remains committed to its cancer gene therapy program, it has determined that the substantial costs associated with large scale clinical trials should be shared with an appropriate corporate partner. Somatix will continue to accrue Phase I/II clinical data on the autologous vaccine as well as further pursue discussions with potential clinical partners.

           "I want to underline Somatix's commitment to cancer gene therapy, which continues to be our most advanced therapeutics area," stated David W. Carter. "However, we have other product candidates moving into the clinic and believe it is more prudent to spread our resources across multiple therapeutic programs. We will continue to generate GVAX data with our clinical collaborators and move into pivotal efficacy trials when we have a corporate collaborator."

           Somatix Therapy Corporation is a leader in the emerging field of gene therapy. The company's mission is to research, develop and commercialize proprietary processes for the genetic modification of cells and their use in the treatment of human disease. Somatix's strategic assets include its multiple gene transfer systems, broad-based intellectual property, and product development programs focused on cancer, neural diseases, and inherited genetic disorders.

                                       2.


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Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

           (a)    Financial Statements.

           The registrant has determined that no financial statements are required to be filed pursuant to this item.

           (b)    Pro Forma Financial Information.

           The registrant has determined that no pro forma financial information is required to be filed pursuant to this item.

           (c)    Exhibits.

           None.

                                       3.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 24, 1996                      SOMATIX THERAPY CORPORATION
                                                       (Registrant)


                                               By:      /s/ J. STEPHAN DOLEZALEK
                                                        ------------------------
                                               Name:    J. Stephan Dolezalek
                                               Title:   Assistant Secretary

                                       4.